UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

INTUITIVE SURGICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30713	77-0416458

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Kifer Road, Sunnyvale, CA 94086

(Address of Principal Executive Offices) (Zip Code)

(408) 523-2100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 30, 2003, Intuitive Surgical, Inc., a Delaware corporation (“Intuitive”), completed its acquisition of Computer Motion, Inc., a Delaware corporation (“Computer Motion”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Intuitive, Intuitive Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Intuitive (“Merger Sub”), and Computer Motion. In accordance with the provisions of the Merger Agreement, Merger Sub merged (the “Merger”) with and into Computer Motion, with Computer Motion surviving the Merger and continuing as a wholly owned subsidiary of Intuitive. In connection with the Merger, each outstanding share of common stock of Computer Motion was converted into the right to receive 0.51426943 of one share of common stock, par value $0.001 (“Intuitive Common Stock”), of Intuitive, and Intuitive issued an aggregate of approximately 8.0 million shares (after giving effect to the 1-for-2 reverse stock split of Intuitive Common Stock effected July 1, 2003) of Intuitive Common Stock in exchange for all of the outstanding capital stock of Computer Motion. In addition, Intuitive assumed all outstanding options and warrants of Computer Motion, which are currently exercisable for an aggregate of approximately 2.2 million shares (after giving effect to the 1-for-2 reverse stock split of Intuitive Common Stock effected July 1, 2003) of Intuitive Common Stock. In connection with the Merger, Robert W. Duggan and Eric H. Halvorson, former directors of Computer Motion, were appointed to Intuitive’s Board of Directors.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)  Financial Statements of Business Acquired

     The financial statements of Computer Motion, Inc. have been previously provided in the Registrant’s registration statement on Form S-4 (No. 333-104093), which was declared effective by the Securities and Exchange Commission on June 2, 2003.

  (b)  Pro Forma Financial Information

     Unaudited pro forma financial information was previously provided in the Registrant’s registration statement on Form S-4 (No. 333-104093), which was declared effective by the Securities and Exchange Commission on June 2, 2003.

  (c)  Exhibits:

2.1	Agreement and Plan of Merger by and among Intuitive Surgical, Inc., Intuitive Merger Corporation and Computer Motion, Inc.,

dated as of March 7, 2003 (Incorporated by reference to Exhibit 2.1 of Intuitive’s Report on Form 8-K filed with the SEC on March 7, 2003).

99.1	Press Release dated June 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2003

INTUITIVE SURGICAL, INC.

	By:	/s/ Lonnie M. Smith Lonnie M. Smith President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger by and among Intuitive Surgical, Inc., Intuitive Merger Corporation and Computer Motion, Inc., dated as of March 7, 2003 (Incorporated by reference to Exhibit 2.1 of Intuitive’s Report on Form 8-K filed with the SEC on March 7, 2003).

99.1	Press Release dated June 30, 2003.